QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-185314, 333-159035, 333-79441, 333-90315, 333-117880 and 333-145811 and Form S-3 Nos. 333-84496, 333-108275 and 333-147103) of Tuesday Morning Corporation and in the related Prospectuses of our reports dated August 28, 2013, with respect to the consolidated financial statements of Tuesday Morning Corporation, and the effectiveness of internal control over financial reporting of Tuesday Morning Corporation, included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2013.

/s/ ERNST & YOUNG LLP
Dallas, Texas
August 28, 2013

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM